EXHIBIT 11
                        PHYSICIAN COMPUTER NETWORK, INC.
                         COMPUTATION OF INCOME PER SHARE

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

                                                                    Three Months Ended                     Nine Months Ended
                                                                       September 30,                         September 30,
                                                              -------------------------------       -------------------------------
                                                                  1996               1995               1996               1995
                                                              ------------       ------------       ------------       ------------
INCOME (LOSS)

Net income before extraordinary item                          $  4,488,312       $  2,410,707       $ 11,470,878       $  4,968,694
Extraordinary  loss                                                   --                 --                 --             (180,000)
                                                              ------------       ------------       ------------       ------------
Primary amd fully diluted net income                          $  4,488,312       $  2,410,707       $ 11,470,878       $  4,788,694
                                                              ============       ============       ============       ============

PRIMARY SHARES

 Weighted average Common Stock outstanding                      52,351,619         40,429,120         48,554,796         39,398,900
  Common Stock issuable upon the exercise
      of outstanding options and warrants                        4,085,483          2,409,300          4,349,827          2,171,785
  Common Stock issuable upon the
      conversion of Preferred Stock                                142,857               --              437,312               --
                                                              ------------       ------------       ------------       ------------
  Weighted average Common Stock
     outstanding as adjusted                                    56,579,959         42,838,420         53,341,935         41,570,685
                                                              ============       ============       ============       ============

FULLY DILUTED SHARES

 Weighted average Common Stock outstanding                      52,351,619         40,429,120         48,554,796         39,398,900
  Common Stock issuable upon the exercise
      of outstanding options and warrants                        4,179,449          2,409,300          4,349,827          2,171,785
  Common Stock issuable upon the
      conversion of Preferred Stock                                142,857               --              437,312               --
                                                              ------------       ------------       ------------       ------------
  Weighted average Common Stock
     outstanding as adjusted                                    56,673,925         42,838,420         53,341,935         41,570,685
                                                              ============       ============       ============       ============


Primary:
  Income before extraordinary item per share                  $       0.08       $       0.06       $       0.22       $       0.12
  Loss from extraordinary item per share                              --                 --                 --                 --
                                                              ------------       ------------       ------------       ------------
  Net Income per share                                        $       0.08       $       0.06       $       0.22       $       0.12
                                                              ============       ============       ============       ============

Fully Diluted:
  Income before extraordinary item per share                  $       0.08       $       0.06       $       0.22       $       0.12
  Loss from extraordinary item per share                              --                 --                 --                 --
                                                              ------------       ------------       ------------       ------------
  Net Income per share                                        $       0.08       $       0.06       $       0.22       $       0.12
                                                              ============       ============       ============       ============

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